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                                                                     EXHIBIT 5.1


                             McDermott, Will & Emery

                                                     November 14, 2000

MCK Communications, Inc.
117 Kirkland Street
Needham, MA 02494


Ladies and Gentlemen:

         Re:  Registration Statement on Form S-8


         This opinion is delivered in our capacity as counsel to MCK Communications, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a registration Statement on Form S-8 (the "Registration Statement") relating to 500,000 shares of Common Stock, par value $.001 per share (the "Registered Shares"). The Company is authorized to issue the Registered Shares pursuant to the 2000 Director Stock Option Plan (the "Plan").

         As counsel for the Company, we have examined a copy of the Plan and the Company's Second Amended and Restated Certificate of Incorporation and the First Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the laws.

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the respective Plan and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock under the General Corporation Law of the State of Delaware.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the National Association of Securities Dealers, Inc.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               McDermott, Will & Emery